EXHIBIT 99.1

LOOP INDUSTRIES ESTABLISHES MULTI-YEAR SUPPLY FRAMEWORK WITH THE COCA-COLA CROSS ENTERPRISE PROCUREMENT GROUP

New Agreement Enables Authorized Coca-Cola Bottlers to Enter into Supply Agreements to Secure 100% Sustainable Loop™ Branded PET Plastic Resin

Montreal, Quebec (November 29, 2018) – Loop Industries, Inc. (Nasdaq: LOOP) (“Loop” or “Company”), a leading technology innovator in sustainable plastic today announced that they have entered into a multi-year supply framework with the Coca-Cola system’s Cross Enterprise Procurement Group (“CEPG”) to supply 100% recycled and sustainable Loop™ PET plastic (“Loop™ PET”) from Loop’s joint venture facility with Indorama Ventures Limited in the United States to authorized Coca-Cola bottlers who enter into supply agreements with Loop. Indorama Ventures is a world-class chemicals company and a global integrated leader in PET and fibers serving major customers in diversified end-use markets.

“We are very proud to become a supplier of Loop™ branded PET resin to the members of the Coca-Cola system’s Cross Enterprise Procurement Group,” said Daniel Solomita, Founder and CEO of Loop Industries. “We are especially pleased to be able to assist Coca-Cola’s authorized bottlers as they work to meet their recycled content ambitions.”

“Like all responsible companies, we need to be selective in choosing our packaging materials so that we continue to eliminate waste and work to reduce the environmental impact,” said Ron Lewis, Chief Supply Chain Officer, Coca-Cola European Partners, a bottler member of CEPG. “Investments like this one with Loop Industries support our goal to ensure that at least 50% of the material we use for our PET bottles comes from recycled plastic, and will help us divert more materials from landfills and build a stronger circular plastic economy.”

This arrangement continues the rapid and exciting progress being made by Loop as it commercializes its breakthrough depolymerization technology which will help reduce global plastic waste and enable major global brands to meet their sustainability goals. As the demand for sustainable packaging solutions continues to grow, Loop Industries has emerged with transformational technology that allows no and low value plastics to be diverted, recovered and recycled endlessly into new, virgin-quality Loop™ PET plastic.

About Loop Industries, Inc.

Loop’s mission is to accelerate the world’s shift toward sustainable plastic and away from our dependence on fossil fuels. Loop has created a revolutionary technology poised to transform the plastics industry. This technology decouples plastic from fossil fuels by depolymerizing waste polyester plastic to its base building blocks (monomers). The monomers are then repolymerized to create virgin-quality polyester plastic that meets FDA requirements for use in food-grade packaging. For more information, please visit www.loopindustries.com. Follow us on Twitter: @loopindustries, Instagram: loopindustries, Facebook: www.facebook.com/Loopindustrie/ and LinkedIn: www.linkedin.com/company/loop-industries/

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Forward-Looking Statements

This news release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) commercialization of our technology, (ii) development and protection of our intellectual property, (iii) unexpected industry competition, (iv) the need to raise capital to meet business requirements, (v) our manufacturing facility, and (vi) and our ability to sell our products in order to generate revenues. More detailed information about Loop and the risk factors that may affect the realization of forward looking statements is set forth in our filings with the Securities and Exchange Commission (SEC). Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

For More Information:

Investors:

Jason Assad

LR Advisors LLC.

+1 (678) 570-6791

jwassad@bellsouth.net

Media Inquiries:

Nelson Switzer

Loop Industries

+1 (450) 951-8555 ext. 230

nswitzer@loopindustries.com

Shanna Wendt

Coca Cola European Partners

+44 7676 595 168

swendt@cokecce.com

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